Exhibit 99.1

Clarivate Commences Offers to Purchase for Cash Certain of its Outstanding Debt Securities

LONDON, November 4, 2026: Clarivate Plc (NYSE: CLVT) ("Clarivate"), a leading global provider of transformative intelligence, today announced that its wholly-owned subsidiary, Clarivate Science Holdings Corporation (the “Company”), has commenced cash tender offers (collectively, the "Offers") to purchase the outstanding notes described below, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 4, 2026 (the "Offer to Purchase").

The Company is offering to purchase in the Offers its 3.875% Senior Secured Notes due 2028 (the “2028 Notes”) and its 4.875% Senior Notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes” and, each, a “Series of Notes”) for the applicable consideration described below, subject to a $500,000,000 cap on the aggregate principal amount of Notes purchased in the Offers (the "Tender Cap"), proration and the terms and conditions, including, among others, a $400,000,000 cap on the aggregate principal amount of the 2028 Notes to be purchased and a $100,000,000 cap on the aggregate principal amount of the 2029 Notes to be purchased pursuant to the Offers (each, a “Series Cap”) set forth in the Offer to Purchase. Subject to applicable law, the Company may, but is under no obligation to, eliminate, increase or decrease the Tender Cap and/or the applicable Series Cap at any time prior to the Expiration Date. In the event proration is required with respect to a Series of Notes, the Company will multiply the principal amount of each valid tender of such Series of Notes by the applicable proration rate and round the resulting amount down to the nearest $1,000 principal amount in order to determine the principal amount of such tender that will be accepted pursuant to the applicable Offer. The excess principal amount of Notes not accepted from the tendering Holders will be promptly returned to such Holders, and if this excess principal amount of Notes is less than $2,000, the Company may either accept or reject all such tendering Holders' validly tendered Notes in its sole discretion. Additionally, the Company may increase the amount of Notes accepted for payment in the Offers by no more than 2% of the outstanding Notes of the applicable Series without amending or extending the Offers, and may also increase or decrease the percentage of the Notes accepted for payment in the Offers (including by more than 2% of the outstanding Notes of the applicable Series) by a press release or other public announcement that is widely disseminated by Clarivate by no later than 9:00 a.m. (New York City time), on the third business day before the scheduled Expiration Date. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase.

Series of Notes	Issuer	CUSIP / ISIN Number(1)	Aggregate Principal Amount Outstanding	Series Cap	Maturity Date	Reference Security	Bloomberg Reference Page	Fixed Spread (Basis Points)	2029 Notes Total Consideration
3.875% Senior Secured Notes due 2028	Clarivate Science Holdings Corporation	144A: 18064P AC3 / US18064PAC32 Reg S: U1800Q AC3 / USU1800QAC34	$750,000,000	$400,000,000	July 1, 2028	4.125% UST due June 30, 2028	FIT 4	+50	⸺
4.875% Senior Notes due 2029	Clarivate Science Holdings Corporation	144A: 18064P AD1 / US18064PAD15 Reg S: U1800Q AD1 / USU1800QAD17	$900,000,000	$100,000,000	July 1, 2029	⸺	⸺	⸺	$928.75

(1)       No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed above.

The "Total Consideration" for the 2028 Notes (the “2028 Notes Total Consideration”) payable per each $1,000 principal amount of the 2028 Notes validly tendered for purchase will be based on the Fixed Spread, plus the Reference Yield based on the Reference Security as quoted on the Bloomberg Reference Page as of 2:00 p.m., New York City time, on November 10, 2026, unless extended by the Company with respect to the Offer (such date and time, as the same may be extended by the Company with respect to the Offer, the "Price Determination Date"). The “Total Consideration” for the 2029 Notes (the “2029 Notes Total Consideration”) payable per each $1,000 principal amount of such 2029 Notes validly tendered for purchase will be $928.75. Unless extended, promptly after the Price Determination Date, Clarivate will announce in a press release, among other things, the 2028 Notes Total Consideration applicable to the 2028 Notes accepted for purchase and the 2029 Notes Total Consideration applicable to the 2029 Notes accepted for purchase. In addition to the applicable consideration, Holders whose Notes are accepted for purchase pursuant to an Offer will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but excluding, the Settlement Date (the "Accrued Interest," and the payment thereof, the "Accrued Coupon Payment").

The Offers are scheduled to expire on the Expiration Date, which is 5:00 p.m., New York City time, on November 10, 2026, unless extended or earlier terminated by the Company with respect to any Offer. Tenders of Notes of a Series may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 10, 2026, but, except as provided in the Offer to Purchase or required by applicable law, may not be validly withdrawn thereafter.

The "Settlement Date" will be the second business day after the Expiration Date and is expected to be November 13, 2026.

The Offers are subject to certain conditions as described in the Offer to Purchase. If any condition is not satisfied, the Company is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each case subject to applicable law, and may terminate or alter any or all of the Offers. The Offers are not contingent upon the tender of any aggregate minimum principal amount of Notes of any Series (subject to minimum denomination requirements as set forth in the Offer to Purchase), and neither Offer is conditioned on the consummation of the other Offer by the Company.

The Company has retained Citigroup Global Markets Inc. to act as dealer manager (the "Dealer Manager") for the Offers. Global Bondholder Services Corporation will act as the Tender and Information Agent for the Offers. For additional information, please contact: Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll-free) or +1 (212) 723-6106 (collect), and ask for Steve Cheeseman, Kevin Mills or Joyce Lam. Requests for documents and questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only) and (855) 654-2015 (for all others toll-free) or to the Dealer Manager at its telephone number. Copies of the Offer to Purchase are available at: https://www.gbsc-usa.com/clarivate/. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

Holders of Notes are advised to check with each bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that Holder to be able to participate in, or withdraw their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of the Company, Clarivate, the Dealer Manager or the Tender and Information Agent makes any recommendation as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

Forward-Looking Statements

This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all matters that are not historical facts, including statements relating to our intentions, beliefs, or current expectations concerning, among other things, the completion of the Offers. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in Item 1A. Risk Factors in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

About Clarivate

Clarivate is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property, and Life Sciences & Healthcare. For more information, please visit www.clarivate.com.

Media Contact:

Amy Bourke-Waite, Senior Director, Communications & Brand

newsroom@clarivate.com

Investor Relations Contact:

Mark Donohue, Vice President, Investor Relations

investor.relations@clarivate.com